Exhibit 99.1

Kochav Defense Acquisition Corp. Announces Sponsor Cash Contribution to Trust Account in Connection with Proposed Extension

Sponsor to deposit $0.06 per non-redeemed public share for the first three months (up to $300,000 in the aggregate) and $0.02 per share per month thereafter (up to $100,000 per month)

NEW YORK, October 28, 2026 (GLOBE NEWSWIRE) – Kochav Defense Acquisition Corp. (Nasdaq: KCHV, KCHVU, KCHVR) (“Kochav” or the “Company”) today announced that its sponsor, Kochav Sponsor LLC (the “Sponsor”), will contribute cash to the Company’s trust account in connection with the proposed extension of the date by which the Company must complete its initial business combination (the “Extension”). Shareholders will vote on the Extension at the Company’s extraordinary general meeting on November 13, 2026, at 10:00 a.m. Eastern time (the “EGM”).

Under the updated terms, if shareholders approve the Extension, the Sponsor or its designees will deposit into the trust account $0.06 for each public share not redeemed in connection with the EGM for the first three months following approval (up to $300,000 in the aggregate), and $0.02 for each such share for each month thereafter (up to $100,000 per month). The definitive proxy statement filed on October 19, 2026 did not provide for any Sponsor contribution to the trust account.

The Sponsor also intends, upon approval of the Extension, to convert 8,433,332 Class B ordinary shares into an equal number of Class A ordinary shares. These shares will remain subject to the same transfer restrictions, waiver of redemption rights and voting obligations that apply to the Class B ordinary shares.

“Adding cash to the trust account puts more of the Sponsor’s capital alongside our public shareholders as we work to complete a business combination,” said Menachem Shalom, Chief Executive Officer of Kochav.

Shareholders of record at the close of business on October 13, 2026 are entitled to vote at the EGM. Shareholders who have questions, need help voting, or wish to withdraw a previously submitted redemption request should contact the Company’s proxy solicitor, Laurel Hill Advisory Group, LLC, at 1-855-414-2266 (toll free), (516) 933-3100 (banks and brokers), or kchv@laurelhill.com.

About Kochav Defense Acquisition Corp.

Kochav Defense Acquisition Corp. is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, it intends to focus on industries that complement its management team’s background, and to capitalize on the ability of its management team to identify and acquire a business, focusing on the defense and aerospace industries.

Additional Information and Where to Find It

The Company urges investors and shareholders to read the definitive proxy statement filed with the SEC on October 19, 2026, as supplemented (the “Proxy Statement”), and other documents the Company files with the SEC, because they contain important information about the Company and the Extension Amendment Proposal. Copies are available free of charge at www.sec.gov or from Laurel Hill Advisory Group, LLC at the contact details above.

Participants in the Solicitation

The Company and its directors, executive officers, and other members of management and employees may be deemed participants in the solicitation of proxies from the Company’s shareholders in connection with the EGM. Information about these persons and their interests is set forth in the Proxy Statement.

No Offer or Solicitation

This press release does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or the Extension Amendment Proposal, nor an offer to sell or the solicitation of an offer to buy any securities.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about the Extension, the Sponsor’s trust contributions and the Company’s initial business combination. These statements are subject to risks and uncertainties, including that the Extension Amendment Proposal is not approved, the level of redemptions by public shareholders and the Company’s ability to complete an initial business combination, as well as the risks described in the Company’s filings with the SEC. The foregoing list of factors is not exclusive. New risks emerge from time to time, and it is not possible for the Company to predict all risks, nor can the Company assess the impact of all factors or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Actual results may differ materially. The Company undertakes no obligation to update these statements except as required by law.

Contact

Kochav Defense Acquisition Corp.
575 Fifth Avenue, 14th Floor, New York, NY 10017
(646) 257-4214